UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005 (January 26, 2005)

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On January 26, 2005, the Compensation Committee of the Board of Directors of Baker Hughes Incorporated (the “Company”) approved awards to officers of the Company of Restricted Stock Award Agreements (“RSA”) pursuant to the Company’s 2002 Director & Officer Long-Term Incentive Plan, which was filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2003. Under the RSA, restricted shares of the Company’s Common Stock are issued, with vesting occurring one-third each anniversary of the award over the next three years, subject to the officer’s continued employment with the Company. The RSA recipient is entitled to receive dividends on and vote the restricted shares of Common Stock prior to vesting.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the Award Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2004.

(b) On January 26, 2005, the Compensation Committee of the Board of Directors of the Company reviewed and approved the 2005 performance goals for the Company’s officers under the Company’s 1995 Employee Annual Incentive Compensation Plan, as amended, which was filed as Exhibit 10.17 to the Company’s Form 10-K for the year ended December 31, 2002. The goals are based on earnings per share and Baker Value Added, a Company metric that measures its operating profit after taxes less the cost of capital employed.

Item 7.01 Regulation FD Disclosure.

On January 27, 2005, the Company issued a news release announcing that Mr. Chad C. Deaton, the Company’s Chairman and Chief Executive Officer, will make a presentation at the Credit Swiss First Boston 2005 Energy Summit to be held on February 2, 2005 and providing information on how investors could access the presentation on the Company’s website. A copy of the news release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

     (c) Exhibits.

99.1 — News Release of Baker Hughes Incorporated dated January 27, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: February 1, 2005	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated January 27, 2005.